Exhibit 10.7

Exhibit “B”

ASSIGNMENT AGREEMENT
WITH RESPECT TO UNDIVIDED INTEREST IN PATENTS

This ASSIGNMENT AGREEMENT WITH RESPECT TO UNDIVIDED INTEREST IN PATENTS (“Assignment Agreement”), dated as of April 3, 2008 (the “Closing Date”), is entered into by and between Calypso Wireless, Inc., a Delaware Corporation (“Assignor”), and Jimmy Williamson, P.C., a Texas professional corporation (“Williamson”), and Drago Daic, an individual residing in Houston, Texas (“Daic” with Williamson and Daic being collectively referred to as “Assignee”).  Assignor and Assignee are each sometimes referred to herein as “Party” and collectively as “Parties”.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Settlement Agreement, as defined below.

WHEREAS, a dispute had arisen between the Parties with respect to certain patent rights owned by Assignor commonly known as “ASNAP” and more particularly described as United States Patent No. US 6,680,923 B1; and “Baxter Patents” and more particularly described as United States Patent No. US 6,385,306, United States Patent No. US6,765,996, United States Patent No. US 6,839,413, and United States Patent No. US 7,031,439.

WHEREAS, the Parties have entered into a Settlement Agreement dated April 3, 2008, providing for the resolution of the above described dispute (the “Settlement Agreement”);

WHEREAS, pursuant to the Settlement Agreement, Assignor has agreed to enter into this Assignment Agreement at the Closing of the Settlement Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, Assignor and Assignee agree as follows:

1.           Assignment.

(a)           Assignor does hereby SELL, ASSIGN, AND TRANSFER to Assignee an undivided twenty five percent (25%) interest in and to the ASNAP Patent and Baxter Patents (collectively the “Patent”) which are more fully described herein below in paragraphs (i) and (ii) and shall mean as follows:

(i)
“ASNAP Patents” shall mean: (1) United States Patent No. US 6,680,923 B1, U.S. Patent Application Serial No. 11/040,482, and PCT Application No. PCT/US01/07528 (2) all patents and applications throughout the world that claim priority to, directly or indirectly, or from which the foregoing claim priority, directly or indirectly; (3) all substitutions for and divisions, continuations, continuations-in-part, renewals, reissues, patent cooperation treaty applications, foreign applications, national phase entries, and extensions of the foregoing patents and applications throughout the world, and including patent applications and applications throughout the world for like protection that have now been or may in the future be granted on the invention disclosed in any of the foregoing patents or applications, including without limitation, those obtained or permissible under past, present, and future laws and statutes; and (4) all right, title, and interest in and to any and all rights and causes of action based on, arising out of, related to, or on account of past, present, and future unauthorized use and/or infringement of any and all of the foregoing, including but not limited to all past, present, and future awards, damages, and remedies related thereto or arising therefrom.

(ii)
The “Baxter Patents” shall mean: (1) United States Patents No. 6,385,306, No. 6,765,996, No. 6,839,412 and No. 7,031,439; (2) all patents and applications throughout the world that claim priority to (directly or indirectly) the foregoing, or from which the foregoing claim priority (directly or indirectly); (3) all substitutions for and divisions, continuations, continuations-in-part, renewals, reissues, patent cooperation treaty applications, foreign applications, national phase entries, and extensions of the foregoing patents and applications throughout the world, and including patent applications and applications throughout the world for like protection that have now been or may in the future be granted on the invention disclosed in any of the foregoing patents or applications, including without limitation, those obtained or permissible under past, present, and future laws and statutes; and (4) all right, title, and interest in and to any and all rights and causes of action based on, arising out of, related to, or on account of past, present, and future unauthorized use and/or infringement of the any and all of the foregoing, including but not limited to all past, present, and future awards, damages, and remedies related thereto or arising therefrom.

Assignee’s twenty-five percent (25%) interest shall also include twenty-five percent (25%) of all proceeds arising out of or related to the Patents, including but not limited to: (a) all monies, revenues, and non-monetary consideration received by Assignor from the use, manufacture, sale, license, offer for sale or license, and importation of all methods and products that fall within the scope of at least one claim of the Patents and (b) all monies, revenues, and non-monetary consideration received in settlement of or as damages for (including enhanced damages) any dispute, suit, action, or claim arising out of or related to the Patents.

(b)           With the exception of those rights expressly transferred by Assignor to Assignee pursuant to this Assignment Agreement, Assignee transfers to Assignor all right, title and interest in and to the Patent that Daic may have or heretofore have acquired, whether pursuant to the litigation between the parties or otherwise.  Assignee further represents and warrants that they have not, prior to entering into this Assignment Agreement, transferred or assigned any interest in the Patent to any other party.

2.           Representations and Warranties of Assignor. Assignor does hereby represent and warrant to Assignee that:

(a)	Neither the Patent nor any claims thereof has been held invalid or unenforceable and, to the best of Assignor’s knowledge, the Patent is valid and enforceable.

(b)	Assignor shall not challenge the validity or enforceability of the Patent.

(c)
The Patent is not, nor has it ever been, the subject of, or involved in, any suit, action or reexamination or reissue proceeding other than the suit that is described in the Settlement Agreement (such litigation being referred to as the “Litigation”).

(d)
To the best of Assignor’s knowledge, aside from the Litigation, there are no past or present threatened claims or litigation contesting the validity, enforceability, infringement, ownership or right to use, make, import, sell, license, or offer for sale or license any rights in the Patent or, to the best of Assignor’s knowledge, other than with respect to the Litigation, is there any basis for such claims or litigation.

(e)
Other than as provided for in this Assignment Agreement, Assignor owns and holds all right, title, claim, and interest in and to the Patent and no assignment, grant, mortgage, lien, restriction, encumbrance, or other agreement affecting the Patent has been or will be made to others by the Assignor.

(f)	Assignor possesses the full right to convey the interest conveyed in this Assignment Agreement in the Patent to Assignee.

(g)	There are no current licenses, or options, commitments or agreements to license any rights, in and to the Patent.

(h)	All maintenance fees or annuity fees have been paid on the Patent and the Patent has not expired for failure to pay maintenance or annuity fees.

(i)	Assignor is not aware of any prior article, document, use, or information that would invalidate any of the claims of the Patent.

(j)
To the best of Assignor’s knowledge, the applicants’ attorneys, agents, and other individuals associated with the filing or prosecution of the Patent disclosed to the appropriate patent office all information known to them to be material to the patentability of the Patent.

(k)	To the best of Assignor’s knowledge, the inventor named in the Patent is the original, sole, and true inventor of the inventions claimed in the Patent.

3.           Covenants of Assignee.  Assignee hereby covenants and promises that:

(a)	Assignee will not use, license or otherwise convey or assign any rights in and to the Patent; and

(b)
Assignee will not sell, assign or pledge its rights and interests under this Assignment Agreement unless the purchaser, assignee or pledgee agrees to accept and be bound by all the terms of this Assignment Agreement.

4.           Assignee’s Rights in the Management of the Patent.

(a)           Prior to any sale, license or other transfer (any such transaction being referred to herein as a “Transfer”) of any rights in the Patent, Assignor shall provide reasonable information with respect to the proposed Transfer to Assignee such that Assignee can evaluate the Transfer.  Assignor agrees that it will not Transfer any rights in the Patent to an Affiliate of Assignor, nor will Assignor enter into any Transfer that is contingent upon entering into a second transaction if the effect of the combined transactions would be reasonably construed to unfairly move consideration away from the Transfer to the second transaction.  Assignor agrees that any Transfer of the Patent must be on an arm’s length basis.  Aside from the foregoing, Assignee shall be obligated to approve any Transfer requested pursuant to notice as provided herein, so long as (i) the Transfer provides for Assignee to receive its twenty five percent (25%) interest in the proceeds directly from the recipient of the Transfer; (ii) the directors of Assignor (the “Directors”) approve the Transfer; (iii) the decision of the Directors is informed by all material information reasonably available; (iv) the Directors are disinterested and independent; and (v) the Directors act with the honest belief that the Transfer is in the best interest of the owners of the Patent.  With the sole exception of the limited right of approval set forth herein, Assignee shall have no right to direct or to participate in any way in any negotiations or discussions relating to any Transfer of the Patent.  For purposes hereof, “Affiliate” shall mean with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise and “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

(b)           No Transfer shall be made of the Patent without the written approval of Assignee.  Prior to any Transfer, after being provided with the information required under paragraph (a) above and assuming the Transfer complies with the other provisions of paragraph (a), Assignee shall be obligated to approve the Transfer upon five (5) days notice thereof.  In such event, Assignee shall also be obligated to comply with such reasonable requests as may be made by Assignor relating to the Transfer, including the documentation of the Transfer.  Formal approval shall be evidenced by the written consent of either Williamson or Daic.

(c)           Except as provided herein, Assignee shall have no rights in or to the management of the Patent.

(d)           In the event that Assignor brings a suit, action or claim related to infringement, validity, or enforceability of the Patent, Assignee consents to being named as a co-party in such suit, action or claim (including but not limited to giving its consent to venue and personal jurisdiction in the venue selected by Assignor).  Assignor shall pay all attorney’s fees and other costs incurred to bring and prosecute such a suit, action or claim including all attorney’s fees and other costs with respect to Assignee’s interest in the Patent.  In the event that a recovery is obtained, Assignor shall be entitled to deduct, from the proceeds of such suit, action or claim payable to Assignee, the Assignee’s proportionate share of the attorney’s fees and other costs incurred with respect to the suit, action or claim.

5.           Arbitration.  In the event Assignee does not approve the Transfer within the time period specified above, Assignor shall be permitted to submit its request for approval of the Transfer to binding arbitration in accordance with this paragraph 4.  In such event, Assignor’s right to have the Transfer approved, including the reasonableness of Assignee’s refusal or failure to approve the Transfer, shall be settled by arbitration administered by the American Arbitration Association in Texas in accordance with its Commercial Arbitration Rules.  The matter will be submitted for decision by a single arbitrator, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The parties will request an expedited schedule in any such arbitration.

6.           Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Assignment Agreement, shall be in writing and shall be deemed to have been duly given (i) when delivered in person; (ii) upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand delivery on the next Business Day; (iii) three (three) days following deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid; or (iv) on the next Business Day if transmitted by national overnight courier, in each case to the address set forth below or at such other address as such party may have previously specified by notice provided in accordance herewith:

If to Assignor, to:

Calypso Wireless, Inc.
2500 NW 79th Avenue, Suite 220
Miami, Florida 33122
Attention:
Facsimile No.

with a copy to:
Zimmerman, Axelrad, Meyer, Stern & Wise, P.C.
3040 Post Oak Boulevard, Suite 1300
Houston, Texas 77056-6560
Attn: Brian Zimmerman
Facsimile No. (713)963-0869

If to Assignee, to:
Drago Daic
xx xxxx xxxxxxxx xxxx xxxxx
xxxxxx xxxxx xxxxx
xxxxxxxxxx xx xxxxxxxxxxx

and to:

Jimmy Williamson, P.C.
4310 Yoakum Boulevard
Houston, Texas 77006
Facsimile No. (713)223-0001

with a copy to:

Boyar & Miller, P.C.
4265 San Felipe, Suite 1200
Houston, Texas 77027
Attention: Gary W. Miller
Facsimile No.: (713) 522-1758

7.           Further Actions.  When requested and at the expense of the Assignee,  Assignor shall carry out in good faith the intent and purpose of this Patent Assignment and generally do everything possible which the Assignee shall consider desirable for vesting in the Assignee the undivided interest in the title to the Patent described herein.

8.           Reconveyance to Assignor.  At such time as Assignee has received an aggregate of $20,000,000 in cash as a result of the ownership interest in the Patent conveyed pursuant hereto, Assignee shall reconvey to Assignor all rights received pursuant to this Patent Assignment.  Simultaneous therewith, Assignor and Assignee shall execute and deliver to the other the Patent Proceeds Assignment in the form attached hereto as Exhibit “C”.

9.           Counterparts.  This Patent Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one agreement.

10.           Descriptive Headings.  The descriptive headings of this Patent Assignment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

11.           Governing Law.  The terms of this Patent Assignment shall be construed and enforced under the laws of the State of Texas, without regard to principles of conflicts of laws.

12.           Binding Effect.  This Patent Assignment, and all the terms and provisions hereof, shall be binding upon and shall inure to the benefit of Assignor and Assignee, and their respective successors and assigns, as the case may be.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Assignment Agreement has been duly executed and delivered as of the date first above written.

ASSIGNOR:

CALYPSO WIRELESS, INC.,
a Delaware corporation

By: /s/ Cheryl L. Dotson
Name: Cheryl L. Dotson
Title: CFO & Director

Date: April 4, 2008

ASSIGNEE:

JIMMY WILLIAMSON, P.C.
a Texas professional corporation

By: /s/ Jimmy Williamson
Jimmy Williamson, President

/s/ Drago Daic
DRAGO DAIC

STATE OF _______	§
§ ss.
COUNTY OF _____	§

BEFORE ME, the undersigned authority, on this _____ day of ______________, 2008, personally appeared ______________________, the _______________________ of Calypso Wireless, Inc., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same of his own free will for the purposes and consideration therein expressed and on behalf of said corporation.

_____________________________________
Signature of Notary
[Seal]

STATE OF TEXAS	§
§ ss.
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this 3 day of April, 2008, personally appeared Jimmy Williamson, President of Jimmy Williamson, P.C., a Texas professional corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same of his own free will for the purposes and consideration therein expressed and on behalf of said corporation.

/s/ Marsha L. Page
Signature of Notary
[Seal]

STATE OF TEXAS	§
§ ss.
COUNTY OF HARRIS	§

Before me, a notary public, on this 2 day of April, 2008,  personally appeared Drago Daic, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

/s/ Kathleen A. Rushlow
Notary Public, in and for the State of Texas
[Seal]